===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.

                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

  Check the appropriate box:

  [_] Preliminary Proxy Statement

  [_] Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))

  [X] Definitive Proxy Statement

  [_] Definitive Additional Materials

  [_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             FTI CONSULTING, INC.
             (Name of the Registrant as Specified in its Charter)

                  (Name of Person(s) Filing Proxy Statement)

  Payment of Filing Fee (Check the appropriate box):

  [X] No fee required.

  [_] Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

      1) Title of each class of securities to which transaction applies:

      2) Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      4) Proposed maximum aggregate value of transaction:

      5) Total fee paid:

  [_] Fee paid previously with preliminary materials.

  [_] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:

      2)  Form, Schedule or Registration Statement No.:

      3)  Filing Party:

      4)  Date Filed:
===============================================================================

                            FTI/Consulting [LOGO]

                              2021 Research Drive
                           Annapolis, Maryland 21401
                                (410) 224-8770

                                                                 April 28, 2000

Dear Stockholder:

  On behalf of the Board of Directors, I cordially invite you to attend the 2000 Annual Meeting of Stockholders of FTI Consulting, Inc. on May 23, 2000, at 9:30 a.m., EDT, at FTI Consulting's principal business office, located at 2021 Research Drive, Annapolis, Maryland 21401.

  Enclosed with this letter is a Notice of the Annual Meeting, a Proxy Statement, a proxy card, and a return envelope. Both the Notice of the Annual Meeting and the Proxy Statement provide details of the business that we will conduct at the Annual Meeting and other information about FTI Consulting. Also enclosed with this letter is FTI Consulting's Annual Report to Stockholders for 1999.

  At the Annual Meeting, we will ask you to:

  .  Elect two Class I directors;

  . Ratify the selection of Ernst & Young LLP as independent accountants for the year ending December 31, 2000; and

  .  Transact any other business that is properly presented at the Annual
     Meeting.

  Whether or not you plan to attend the Annual Meeting, please sign, date and promptly return the proxy card in the enclosed prepaid return envelope. Your shares of Common Stock will be voted at the Annual Meeting in accordance with your proxy instructions. Of course, if you attend the Annual Meeting you may vote in person. If you plan to attend the meeting, please mark the appropriate box on the enclosed proxy card.

                                          Sincerely,

                                          /s/ Jack B. Dunn, IV
                                          ----------------------------------
                                          Jack B. Dunn, IV
                                          Chief Executive Officer and
                                          Chairman of the Board of Directors

                            Your Vote Is Important

    Please Sign, Date and Return Your Proxy Card Before the Annual Meeting
      If you have any questions about voting your shares, please contact Theodore I. Pincus, Executive Vice President, Chief Financial Officer and
             Secretary, FTI Consulting, Inc., 2021 Research Drive, Annapolis, Maryland 21401, telephone no. (410) 224-8770.

                             FTI CONSULTING, INC.

                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS


                     Date:May 23, 2000

                     Time: 9:30 a.m., EDT

                     Place: 2021 Research Drive, Annapolis, Maryland


Dear Stockholder:

  At the Annual Meeting, we will ask you to:

  .  Elect two Class I directors;

  . Ratify the selection of Ernst & Young LLP as our independent accountants for the year ending December 31, 2000; and

  .  Transact any other business that is properly presented at the Annual
     Meeting.

  You will be able to vote your shares of Common Stock at the Annual Meeting if you were a stockholder of record at the close of business on April 24, 2000.

                                          By Order of the Board of Directors

                                          /s/ Theodore I. Pincus
                                          ------------------------
                                          Theodore I. Pincus
                                          Secretary

April 28, 2000


                 YOUR VOTE AT THE ANNUAL MEETING IS IMPORTANT.

   Please indicate your vote on the enclosed proxy card and return it in the enclosed envelope as soon
             as possible, even if you plan to attend the meeting.

        If you have questions about voting your shares, please contact Theodore I. Pincus, Executive Vice President, Chief Financial Officer and
             Secretary, FTI Consulting, Inc., 2021 Research Drive, Annapolis, Maryland 21401, telephone no. (410) 224-8770.

     If you attend the meeting, you will be able to revoke your proxy and vote in person.

                             FTI/Consulting [LOGO]

                              2021 Research Drive
                           Annapolis, Maryland 21401

                                                                 April 28, 2000

                      PROXY STATEMENT FOR ANNUAL MEETING

  This Proxy Statement provides information that you should read before you vote on the proposals that will be presented to you at the 2000 Annual Meeting of Stockholders of FTI Consulting, Inc. The 2000 Annual Meeting will be held on May 23, 2000, at 9:30 a.m., EDT, at FTI Consulting's principal business office, located at 2021 Research Drive, Annapolis, Maryland 21401.

  This Proxy Statement provides information about the Annual Meeting, the proposals on which you will be asked to vote at the Annual Meeting, and other relevant information.

  On April 28, 2000, we began mailing information to people who, according to our records, owned shares of our Common Stock at the close of business on April 24, 2000. We have mailed with that information a copy of FTI Consulting's Annual Report to Stockholders for 1999.

             INFORMATION ABOUT THE 2000 ANNUAL MEETING AND VOTING

The Annual Meeting

  The Annual Meeting will be held on May 23, 2000, at 9:30 a.m., EDT, at FTI Consulting's principal business office, located at 2021 Research Drive, Annapolis, Maryland 21401.

This Proxy Solicitation

  We are sending you this Proxy Statement because FTI Consulting's Board of Directors is seeking a proxy to vote your shares of our Common Stock at the Annual Meeting. This Proxy Statement is intended to assist you in deciding how to vote your shares. On April 28, 2000, we began mailing this Proxy Statement to all people who, according to our stockholder records, owned shares of our Common Stock at the close of business on April 24, 2000.

  FTI Consulting is paying the cost of requesting these proxies. FTI Consulting's directors, officers and employees may request proxies in person or by telephone, mail, telecopy or letter. FTI Consulting will reimburse brokers and other nominees their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of our Common Stock.

Voting Your Shares

  You have one vote for each share of our Common Stock that you owned of record at the close of business on April 24, 2000. The number of shares you own (and may vote at the Annual Meeting) is listed on the enclosed proxy card.

  You may vote your shares of our Common Stock at the Annual Meeting either in person or by proxy. To vote in person, you must attend the Annual Meeting and submit a ballot. Ballots for voting in person will be available at the Annual Meeting. To vote by proxy, you must complete and return the enclosed proxy card. By completing and returning the proxy card, you will be directing the persons designated on the proxy card to vote your shares of our Common Stock at the Annual Meeting in accordance with the instructions you give on the proxy card.

  IF YOU DECIDE TO VOTE BY PROXY, YOUR PROXY CARD WILL BE VALID ONLY IF YOU SIGN, DATE AND RETURN IT BEFORE THE ANNUAL MEETING.

  If you complete the proxy card except for the voting instructions, then your shares will be voted FOR the proposed election of the Class I directors and FOR ratification of the selection of Ernst & Young LLP as our independent accountants for the year 2000.

Revoking Your Proxy

  If you decide to change your vote, you may revoke your proxy at any time before it is voted. You may revoke your proxy in any one of three ways:

  . You may notify the Secretary of FTI Consulting in writing that you wish to revoke your proxy.

  .  You may submit a proxy dated later than your original proxy.

  . You may attend the Annual Meeting and vote. Merely attending the Annual Meeting will not by itself revoke a proxy. You must submit a ballot and vote your shares of Common Stock.

Vote Required for Approval

  Proposal 1: Election of          The two nominees for election as Class I
   Two Class I Directors           directors who receive the most votes will
                                   be elected. So, if you do not vote for a particular nominee, or you indicate
                                   "withhold authority to vote" for a
                                   particular nominee on your proxy card, your vote will not count either for or against the nominee.

  Proposal 2: Ratification         The affirmative vote of a majority of the
   of Selection of                 votes cast at the Annual Meeting is
   Independent Accountants         required to ratify the selection of our
                                   independent accountants. So, if you abstain from voting, your abstention will not count as a vote for or against the proposal.

  If you hold your shares with a broker and you do not tell your broker how to vote, your broker has the authority to vote on Proposals 1 and 2.

  Quorum. On April 24, 2000, the record date for the Annual Meeting, 6,384,601 shares of our Common Stock were issued and outstanding. A quorum must be present at the Annual Meeting in order to transact business. A quorum will be present if a majority of the shares of Common Stock entitled to vote are represented at the Annual Meeting, either in person or by proxy. If a quorum is not present, a vote cannot occur. In deciding whether a quorum is present, abstentions will be counted as shares of Common Stock that are represented at the Annual Meeting.

Additional Information

  FTI Consulting's Annual Report to Stockholders for the year ended December 31, 1999, including our consolidated financial statements, is being mailed to all stockholders entitled to vote at the Annual Meeting together with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material. The Annual Report provides you with additional information about FTI Consulting.

                PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

  We will present the following two proposals at the Annual Meeting. We have described in this Proxy Statement all the proposals that we expect will be made at the Annual Meeting. If we or a stockholder properly presents any other proposal at the meeting, we will, to the extent permitted by applicable law, use your proxy to vote your shares of Common Stock on the proposal in our best judgment.

1. ELECTION OF DIRECTORS

  FTI Consulting's Amended and Restated Articles of Incorporation provide that its Board of Directors will consist of three classes. The members of each class are elected for three-year terms. We currently have seven directors, of which the two directors constituting the Class I directors are to be elected at the 2000 Annual Meeting. The terms of the Class II and Class III directors will expire at the Annual Meetings of Stockholders to be held in 2001 and 2002, respectively.

  The nominees for election to the Board of Directors as Class I directors are:

                              James A. Flick, Jr.
                               Peter F. O'Malley

  Each director will be elected to serve for a three-year term, or thereafter until his replacement is chosen and qualifies. Messrs. Flick and O'Malley are currently members of the Board of Directors, and each has agreed to continue to serve as a director if elected. More detailed information about each of the nominees is provided in the section of this Proxy Statement titled "The Board of Directors."

  If either of the nominees cannot serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees. If that happens, we will vote all valid proxies for the election of the substitute nominee or nominees. The Board of Directors may also decide to leave the Board seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the Board.

 The Board of Directors unanimously recommends that you vote FOR the nominees for election as Class I directors.

2. RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS

  Upon the recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP to serve as FTI Consulting's independent accountants for its year ending December 31, 2000. The Board of Directors is seeking ratification of the appointment of Ernst & Young. A representative from Ernst & Young will be available at the Annual Meeting to answer your questions and make a statement if he or she desires.

The Board of Directors unanimously recommends that you vote FOR this proposal.

                                STOCK OWNERSHIP

  There were 6,384,601 shares of our Common Stock issued and outstanding on April 24, 2000. The following table shows the beneficial ownership of our Common Stock as of April 17, 2000 by: (1) each person or entity that we know beneficially owns more than 5% of our Common Stock; (2) each of our current executive officers and directors; and (3) all of our current directors and executive officers as a group.

                                                                Percent of
                                        Number of Shares       Common Stock
Name of Beneficial Owner (1)          Beneficially Owned(2) Beneficially Owned
----------------------------          --------------------- ------------------
Jack B. Dunn, IV(3)..................         367,689               5.5%
Stewart J. Kahn(4)...................         441,861               6.8
Theodore I. Pincus(5)................           8,667                *
Patrick A. Brady(6)..................         184,100               2.8
Glenn R. Baker(7)....................          16,866                *
Barry M. Monheit(8)..................         143,319               2.2
Robert Manzo(9)......................         507,500               7.8
Michael Policano(10).................         507,500               7.8
Scott S. Binder(11)..................          20,000                *
James A. Flick, Jr.(12)..............          69,331               1.1
Peter F. O'Malley(13)................          79,063               1.2
Dennis J. Shaughnessy(14)............          80,600               1.3
George P. Stamas(15).................          61,438               1.0
Allied Capital Corporation(16)(17)...         469,935               6.9
Allied Investment Corpora-
 tion(17)(18)........................         166,938               2.5
Grotech Partners III,
 LP(19)(20)(21)......................         389,721               6.1
Grotech III Companion Fund,
 LP(19)(20)(22)......................          46,439                *
Grotech Capital Group,
 Inc.(19)(20)(23)....................          55,600                *
Grotech III Pennsylvania Fund,
 LP(19)(20)(24)......................          27,840                *
Joseph R. Reynolds, Jr...............         441,416               6.9
Investment Counselors of Maryland,
 Inc.(25)............................         391,000               6.1
All directors and executive officers
 as a group (11 persons).............       1,472,934              21.7

--------
 *   Less than 1%.

 (1) Unless otherwise specified, the address of these persons is c/o FTI Consulting, Inc., 2021 Research Drive, Annapolis, Maryland 21401.

 (2) We use the SEC's definition of beneficial ownership. This means that the persons named in this table have sole or shared voting and/or investment power over the shares shown. Beneficial ownership also includes shares underlying options or warrants currently exercisable or exercisable within 60 days.

 (3) Includes 84,730 shares of Common Stock and 274,759 shares of Common Stock issuable upon the exercise of options. Includes 8,000 shares of Common Stock over which Mr. Dunn and his wife share voting and investment power and includes 200 shares over which Mr. Dunn and his son share voting and investment power.

 (4) Includes 348,528 shares of our Common Stock, 60,000 shares of our Common Stock issuable on exercise of a currently exercisable warrant and 33,333 shares of our Common Stock issuable upon exercise of stock options.

 (5) Includes 2,000 shares of our Common Stock and 6,667 shares of our Common Stock issuable upon exercise of stock options.

 (6) Includes 2,500 shares of our Common Stock and 181,600 shares of our Common Stock issuable upon exercise of stock options.

 (7) Includes 10,200 shares of our Common Stock and 6,666 shares of our Common Stock issuable upon exercise of stock options.

 (8) Includes 102,653 shares of our Common Stock, 23,333 shares of our Common Stock issuable upon exercise of stock options and a warrant for 17,333 shares of our Common Stock.

 (9) Includes 407,500 shares of our Common Stock and 100,000 shares of our Common Stock issuable upon exercise of stock options.

(10) Includes 407,500 shares of our Common Stock and 100,000 shares of our Common Stock issuable upon exercise of stock options.

(11) Represents 20,000 shares of our Common Stock issuable upon the exercise of options granted to Mr. Binder as one of our non-employee directors.

(12) Includes 13,731 shares of our Common Stock and 55,600 shares of our Common Stock issuable upon exercise of stock options.

(13) Includes 23,463 shares of our Common Stock and 55,600 shares of our Common Stock issuable upon exercise of stock options.

(14) Includes 25,000 shares of our Common Stock and 55,600 shares of our Common Stock issuable upon exercise of options granted to Mr. Shaughnessy as one of our non-employee directors. Mr. Shaughnessy disclaims beneficial ownership of all shares of our Common Stock and shares issuable upon exercise of warrants held by Grotech III Pennsylvania Fund, Grotech III Companion Fund and Grotech Partners III.

(15) Includes 5,838 shares of our Common Stock over which Mr. Stamas and his wife share voting and investment power and 55,600 shares of our Common Stock issuable upon exercise of options granted to Mr. Stamas as one of our non-employee directors.

(16) Includes a warrant for 449,935 shares of our Common Stock.

(17) Includes 20,000 shares of our Common Stock issuable upon the exercise of options granted to Mr. Binder as one of our non-employee directors.
     Mr. Binder is a principal of Allied Capital Corporation and Allied Investment Corporation. Mr. Binder disclaims beneficial ownership of the warrants and underlying shares held by Allied Capital Corporation and Allied Investment Corporation. Allied entities' addresses are 1919 Pennsylvania Avenue, N.W. Washington, DC 20006.

(18) Includes a warrant for 146,938 shares of our Common Stock.

(19) Grotech Capital Group is the general partner of Grotech III Pennsylvania Fund, Grotech III Companion Fund and Grotech Partners III. Dennis J. Shaughnessy, one of our directors, is a Managing Director of Grotech Capital Group. Grotech Capital Group maintains beneficial ownership over each Fund's shares. Mr. Shaughnessy disclaims beneficial ownership of all shares of our Common Stock and shares issuable upon exercise of warrants held by Grotech III Pennsylvania Fund, Grotech III Companion Fund and Grotech Partners III.

(20) Grotech entities' addresses are 9690 Deereco Road, Timonium, Maryland
     21093.

(21) Includes 381,322 shares of our Common Stock and a warrant for 8,399 shares of our Common Stock.

(22) Includes 45,438 shares of our Common Stock and a warrant for 1,001 shares of our Common Stock.

(23) Represents 55,600 shares of our Common Stock issuable upon exercise of stock options granted to Mr. Shaughnessy, one of our directors. Pursuant to an arrangement between Mr. Shaughnessy and Grotech Capital Group, Grotech Capital Group has the sole right to exercise the options and to vote or invest the Common Stock issuable thereunder.

(24) Includes 27,240 shares of our Common Stock and a warrant for 600 shares of our Common Stock.

(25) Investment Counselors of Maryland's address is 803 Cathedral Street, Baltimore, Maryland 21401. Information is based on an amended Schedule 13G filed with the SEC on February 9, 2000.

                             THE BOARD OF DIRECTORS

  We have set forth below information about the members of our Board of Directors. We have nominated James A. Flick, Jr. and Peter F. O'Malley for re-election as the Class I directors.

Class I Director Nominees

                           Director     Principal Occupation and
         Name          Age  Since         Business Experience            Other Directorships
         ----          --- --------     ------------------------         -------------------
 James A. Flick, Jr.    65   1992   Mr. Flick is President, Chief     Mr. Flick is a director of
                                    Executive Officer and a           Capital One Financial
                                    director of the Dome              Corporation and Bethlehem
                                    Corporation, a real estate        Steel Credit Affiliates.
                                    development and management
                                    services company. He is also
                                    the President of Winnow, Inc.
                                    From 1991 through 1994, Mr.
                                    Flick was an Executive Vice
                                    President of Legg Mason Wood
                                    Walker, Incorporated. Mr. Flick
                                    is a certified public
                                    accountant.

 Peter F. O'Malley      61   1992   Mr. O'Malley is President of      Mr. O'Malley is a director
                                    Aberdeen Creek Corporation, a     of Potomac Electric Power
                                    privately-held company engaged    Company and Legg Mason,
                                    in investment, business           Inc.
                                    consulting and development
                                    activities. He is the founder
                                    of, and since 1989 has been Of
                                    Counsel to, the law firm of
                                    O'Malley, Miles, Nylen &
                                    Gilmore.

Class II Directors

                           Director     Principal Occupation and
         Name          Age  Since         Business Experience            Other Directorships
         ----          --- --------     ------------------------         -------------------
 Dennis J. Shaughnessy  52   1992   Mr. Shaughnessy is a Managing     Mr. Shaughnessy is a
                                    Director of Grotech Capital       director of TESSCO
                                    Group, Inc., a venture capital    Technologies, Inc. and
                                    firm headquartered in Timonium,   U.S. Vision, Inc.
                                    Maryland. Prior to becoming a
                                    Managing Director of Grotech
                                    Capital Group in 1989, Mr.
                                    Shaughnessy was the Chief
                                    Executive Officer of CRI
                                    International, Inc.

 George P. Stamas       49   1992   Since December 1999, Mr. Stamas              None
                                    has been Vice Chairman of
                                    Deutsche Banc Alex. Brown, a
                                    global investment bank. From
                                    1996 to 1999, Mr. Stamas was a
                                    partner in the law firm of
                                    Wilmer, Cutler & Pickering LLP.
                                    Before then, he was a partner
                                    in the law firm of Piper &
                                    Marbury L.L.P. Mr. Stamas was
                                    counsel to, and is a limited
                                    partner of the Baltimore
                                    Orioles. Wilmer, Cutler &
                                    Pickering and Piper Marbury
                                    Rudnick & Wolfe LLP (the
                                    successor to Piper & Marbury
                                    L.L.P.) are among several law
                                    firms that provide services to
                                    us.

Class III Directors

                      Director    Principal Occupation and
      Name        Age  Since         Business Experience          Other Directorships
      ----        --- --------    ------------------------        -------------------
Scott S. Binder    45   1999   Since 1997, Mr. Binder has been            None
                               a principal with Allied Capital
                               Corporation, a Washington, D.C.
                               based firm that invests in
                               small to medium size
                               businesses. From 1985 until
                               1997, Mr. Binder was President
                               of Overland Capital
                               Corporation, an owner and
                               operator of cable television
                               systems and radio stations.
                               From 1991 until 1998, Mr.
                               Binder was a director of CIH,
                               Ltd., a Washington, D.C. public
                               affairs consulting firm. Mr.
                               Binder is a certified public
                               accountant.

Jack B. Dunn, IV   49   1992   Mr. Dunn became Chairman of our            None
                               Board of Directors in December
                               1998. Since October 1995, he
                               has served as our Chief
                               Executive Officer. From October
                               1995 to December 1998, he also
                               served as our President. From
                               May 1994 to October 1995, he
                               served as our Chief Operating
                               Officer. From October 1992
                               through September 1995, he
                               served as our Chief Financial
                               Officer. Mr. Dunn is a limited
                               partner of the Baltimore
                               Orioles. Prior to joining us,
                               he was a Managing Director of
                               Legg Mason Wood Walker,
                               Incorporated and directed its
                               Baltimore corporate finance and
                               investment banking activities.

Stewart J. Kahn    56   1999   Mr. Kahn has served as our                 None
                               President since December 29,
                               1998 and as our Chief Operating
                               Officer since September 14,
                               1999. Mr. Kahn is also a
                               director of Kahn Consulting,
                               Inc. and KCI Management, Inc.,
                               which became our subsidiaries
                               in September 1998. Mr. Kahn has
                               been a director of Kahn
                               Consulting and KCI Management
                               since 1989.

Board Organization and Meetings

  During 1999, our Board of Directors met ten times in person and held two telephonic meetings. Except as noted, each of the nominees and our other directors attended at least 75% of the total Board meetings and meetings of committees of the Board of Directors on which he served. Mr. Shaughnessy attended six of the ten meetings in person and one of the telephone meetings and consulted with our Chairman and the other members of the Board on numerous other occasions.

  The Board of Directors has the following committees:

  Audit Committee. The Audit Committee makes recommendations to the Board of Directors concerning the engagement of independent accountants; reviews with our independent accountants the plans and results of the annual audit engagement; approves other professional services provided to us by our independent accountants; reviews the independence of our accountants; considers the range of audit and non-audit fees; and reviews the adequacy of internal accounting controls. In 1999, the Audit Committee met three times. The members of the Audit Committee are: Messrs. Binder, Flick, O'Malley and Shaughnessy. In accordance with SEC requirements, in 2000, our Board of Directors approved an audit committee charter adopted by the Audit Committee, a copy of which is attached hereto as Exhibit A.

  Compensation Committee. The Compensation Committee makes recommendations to the Board of Directors with respect to the compensation of our executive officers and administers our stock option, incentive and employee benefit plans. The Compensation Committee met one time, held one telephonic meeting and acted nine times by unanimous written consent in 1999. The members of the Compensation Committee are: Messrs. Binder, Flick, O'Malley and Shaughnessy.

Compensation of Directors

  We reimburse our directors for their out-of-pocket expenses incurred in the performance of their duties as our directors. We do not pay fees to our directors for attendance at meetings. Non-employee directors are eligible to receive options to acquire shares of our Common Stock under our 1997 Stock Option Plan. Under this plan, each non-employee director elected after May 1998 would receive options for 16,000 shares of Common Stock, exercisable at the fair market value of our Common Stock on the date of grant. The initial option grants became exercisable one-third after six months, two-thirds after one year and in full after two years from the date of grant and have a term of ten years. Each non-employee director who is elected or continues as a non-employee director after an Annual Meeting would automatically be granted an additional option to purchase 12,500 shares of our Common Stock, exercisable at the fair market value of our Common Stock on the date of grant. These options become exercisable one-half after six months and in full after one year from the date of grant and have a term of ten years. On May 19, 1999, instead of receiving option grants for 1999, 2000 and 2001, each of our five non-employee directors elected to receive options for 60,000 shares, exercisable at $4.25, the fair market value of our Common Stock on that date. These options become exercisable one-third per year for three years and have a term of ten years. As of April 17, 2000, 442,400 non-qualified stock options have been granted to non-employee directors, 142,400 of which are currently exercisable and 100,000 of which will become exercisable within 60 days.

                              EXECUTIVE OFFICERS

  We have set forth below information about each of our executive officers who is not also a director.

                        Officer
        Name        Age  Since     Principal Business Experience for Past Five Years
        ----        --- -------    -------------------------------------------------
 Glenn R. Baker      58  1998   Mr. Baker has been the President of our Applied
                                Sciences Division since September 1998. Prior to
                                joining us, he was Chief Executive Officer and
                                President of S.E.A., Inc., which we acquired in
                                September 1998. Mr. Baker co-founded SEA in 1970. He is
                                a certified fire investigator and obtained his MBA in
                                1966.

 Patrick A. Brady    46  1994   Mr. Brady has been President of our Litigation Services
                                Division since May 1999. From 1994 to May 1999, he was
                                our Executive Vice President and was also our Chief
                                Operating Officer from 1996 to May 1999. From 1994 to
                                1996, Mr. Brady was Executive Vice President and
                                General Manager of our Visual Communications and Trial
                                Consulting Services. Mr. Brady joined us in 1986 and
                                specialized in project management methodologies for
                                dealing with major failure investigations and complex
                                litigation matters.

 Barry M. Monheit    53  1998   Mr. Monheit has been the President of our Expert
                                Financial Services Division since May 1999. Since 1992,
                                Mr. Monheit has been a Managing Director of KCI, which
                                we acquired in September 1998. Prior to joining KCI,
                                Mr. Monheit was the Partner-In-Charge of Arthur
                                Andersen & Co.'s New York Financial Consulting Division
                                and its U.S. bankruptcy and reorganization practice.
                                Before joining Arthur Andersen in 1988, he served as
                                Partner-In-Charge of Spicer and Oppenheim's bankruptcy
                                and reorganization practice and as managing director of
                                its Houston Office.

 Theodore I. Pincus  57  1999   Mr. Pincus has been our Executive Vice President and
                                Chief Financial Officer since April 1999. Prior to
                                joining us, Mr. Pincus was Executive Vice President and
                                Chief Financial Officer of Nitinol Medical Technologies
                                from May 1995 to March 1999. Before then, he was
                                President of the Pincus Group, a financial consulting
                                firm, from December 1989 to May 1995. Earlier in his
                                career, he rose to Partner at Ernst & Young and was
                                Partner-in-Charge of Management Consulting in the New
                                York Region of KMG Main Hurdman, both public accounting
                                firms. He is a certified public accountant.

  Our executive officers are elected by the Board of Directors, and they serve at the pleasure of our Board, subject to the terms of the employment agreements that we have with some of them.

                          SUMMARY COMPENSATION TABLE

  We have set forth below information concerning the cash and non-cash compensation earned by our Chief Executive Officer and our four most highly compensated persons who were serving as our executive officers on December 31, 1999.

                                                                  Long Term
                                                                 Compensation
                                     Annual Compensation            Awards
                              ---------------------------------- ------------
                                                                  Securities
                                                                  Underlying
Name and Principal                                Other Annual     Options/      All Other
Position                 Year Salary(1)  Bonus   Compensation(2)   SARs(#)    Compensation(3)
------------------       ---- --------- -------- --------------- ------------ ---------------
Jack B. Dunn, IV(4)..... 1999 $330,012  $200,000     $12,300        40,000        $2,900
 Chairman and Chief      1998  312,000    60,000       7,300        40,000         3,800
 Executive Officer       1997  242,700   110,600       3,880        80,000         3,800

Stewart J. Kahn(5)...... 1999  506,694   115,000       2,100           --          2,300
 President and Chief     1998  142,900       --          850       100,000           --
 Operating Officer

Patrick A. Brady(6)..... 1999  250,016   283,815       5,400           --          3,300
 President, Litigation   1998  241,500    10,000       1,100           --          3,500
 Services Division       1997  205,200    92,900         600       150,000         3,600

Glenn R. Baker(7)....... 1999  321,419    50,000       5,300           --            700
 President, Applied
 Sciences Division

Barry M. Monheit(8)..... 1999  504,798   315,000       1,400           --            --
 President, Expert
 Financial Services
 Division

--------
(1) Includes amounts earned but deferred at the election of the executive officer, such as salary deferrals under our 401(k) Plan.

(2) These amounts represent our payment of matching and discretionary contributions to our 401(k) Plan and payments of premiums on life insurance and long-term disability coverage. Our 401(k) contributions for 1999 for Messrs. Dunn, Kahn, Brady, Baker and Monheit were $10,000, $0, $4,300, $3,200 and $0, respectively. The life insurance premiums paid by us for 1999 for Messrs. Dunn, Kahn, Brady, Baker and Monheit were $2,000, $1,800, $800, $1,800 and $1,100, respectively.

(3) These amounts represent our payments of automobile expenses on behalf of the named officers.

(4) Mr. Dunn was also our President until December 1998.

(5) Mr. Kahn joined us in September 1998 upon our acquisition of KCI and became our President on December 29, 1998. Mr. Kahn did not earn any compensation in that position during 1998 and 1999. Mr. Kahn is also employed under a written employment agreement as Managing Director of Kahn Consulting, Inc. and KCI Management, Inc., our subsidiaries. The amounts reported were earned by Mr. Kahn for serving in those positions from the date of our acquisition of KCI.

(6) Mr. Brady became President of our Litigation Services Division in May 1999. Prior to then, he was our Executive Vice President and Chief Operating Officer.

(7) Mr. Baker joined us in September 1998 upon our acquisition of SEA and became President of our Applied Sciences Division at that time. He became an executive officer of FTI Consulting in May 1999. The amounts reported were earned by Mr. Baker during all of 1999.

(8) Mr. Monheit joined us in September 1998 upon our acquisition of KCI and became President of our Expert Financial Services Division and one of our executive officers in May 1999. He is also employed under a written employment agreement as a Managing Director of Kahn Consulting, Inc., our subsidiary. The amounts reported were earned by Mr. Monheit for serving in both capacities during 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth the options granted to our named officers during 1999:

                                                                         Potential
                                                                         Realizable
                                      Individual Grants               Value at Assumed
                         -------------------------------------------- Annual Rates of
                         Number of   Percent of                         Stock Price
                         Securities Total Options                     Appreciation for
                         Underlying  Granted to                         Option Term
                          Options   Employees in  Exercise Expiration ----------------
Name                     Granted(1)  Fiscal Year  Price(2)    Date     5%(3)   10%(3)
----                     ---------- ------------- -------- ---------- ------- --------
Jack B. Dunn, IV (4)....   10,000        2.5%      $4.13      2-09    $26,813 $ 70,538
                           10,000        2.5        4.68      5-09     30,420   80,028
                           10,000        2.5        6.60      7-09     42,900  112,860
                           10,000        2.5        4.88     10-09     31,720   83,448
Stewart J. Kahn.........      --         --          --        --         --       --
Patrick A. Brady........      --         --          --        --         --       --
Glenn R. Baker..........      --         --          --        --         --       --
Barry M. Monheit........      --         --          --        --         --       --

--------
(1) All options become exercisable one-third on the first anniversary of the date of grant, two-thirds on the second anniversary of the date of grant and in full on the third anniversary of the date of grant.

(2) All options were granted at or above the fair market value of our Common Stock on the date of grant.

(3) The dollar amounts are the result of calculations at assumed 5% and 10% compounded rates of stock appreciation from the date of grant to the expiration date of the options. The potential realizable value is reported net of the option price but before income taxes associated with exercise. These assumed rates of growth were selected by the SEC for illustration purposes only. They are not intended to forecast possible future appreciation, if any, of our stock price. No gain to the optionees is possible without an increase in stock price.

(4) Mr. Dunn receives an option grant for 10,000 shares of our Common Stock on the day following each quarterly earnings release. These options are granted with an exercise price 10% higher than the fair market value of our Common Stock on the date of grant and become fully exercisable upon an increase of 25% in the market value of the Common Stock but not earlier than one year after the date of grant.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                         AND YEAR END VALUE OF OPTIONS

  The following table sets forth information about outstanding options held by the named officers as of December 31, 1999:

                                                              Number of Securities
                                                             Underlying Unexercised     Value of Unexercised
                                                             Options Held at Fiscal     In-the-Money Options
                                                                   Year-End(1)          at Fiscal Year-End(2)
                         Shares Acquired                    ------------------------- -------------------------
Name                     on Exercise (#) Value Realized ($) Exercisable Unexercisable Exercisable Unexercisable
----                     --------------- ------------------ ----------- ------------- ----------- -------------
Jack B. Dunn, IV........       --               --            274,759      60,000      $143,573      $1,200
Stewart J. Kahn.........       --               --             33,333      66,667           --          --
Patrick A. Brady........       --               --            181,600         --            --          --
Glenn R. Baker..........       --               --              6,666      13,334           --          --
Barry M. Monheit........       --               --             23,333      46,667           --          --

--------
(1)Includes both "in-the-money" and "out-of-the-money" options.

(2)Based on the market price of our Common Stock on December 31, 1999 ($5.00).

Employment Arrangements

  Mr. Dunn. We entered into an employment agreement with Mr. Dunn as of January 1, 1996. This agreement had an initial rolling three year term that is automatically extended by one year on each December 31 unless by that date either we or Mr. Dunn give the other notice of an intention not to further extend the term. The agreement expires at the end of 2005 but would automatically terminate earlier if Mr. Dunn dies or becomes disabled. If we terminate Mr. Dunn's employment without cause or Mr. Dunn resigns for a specified good reason, he remains entitled to his salary and benefits through the end of the then current term of the agreement and a bonus equal to the average annual bonus he received for the prior three years through the end of the then current term. Under the agreement, Mr. Dunn receives an annual base salary, set at $330,000 for 1999. His annual salary is subject to annual increases at our discretion. Effective January 1, 2000, Mr. Dunn received an increase in his annual base salary to $500,000. If Mr. Dunn dies or becomes totally disabled, he is entitled to continue his salary for three years as in effect when he dies or becomes totally disabled. Our obligation to continue his salary, however, is reduced by any life insurance proceeds we pay to his estate as a result of insurance policies we owned or any disability insurance proceeds paid directly to him. Mr. Dunn's agreement contains a non-competition clause that lasts for one year from the end of his employment. The clause prohibits Mr. Dunn from soliciting any entity or person that was our client, customer, employee or consultant at any time from January 1, 1996 to the date Mr. Dunn leaves us.

  Messrs. Kahn and Monheit. Messrs. Kahn and Monheit entered into employment agreements with KCI when we acquired it in September 1998. These agreements have four year terms and expire on September 16, 2002. However, either Mr. Kahn or Mr. Monheit may resign upon 60 days notice. Messrs. Kahn and Monheit each are entitled to annual salaries, subject to increases at our discretion. They each are also entitled to annual bonuses equal to 12.5% of KCI's EBITDA above $3 million, so long as KCI's EBITDA is at least 25% of its total revenues. If we terminate either agreement without cause or Mr. Kahn or Mr. Monheit resigns for a specified good reason, the employee remains entitled to his salary through the end of the agreement's term and one-half of the bonus he received in the prior year. Each of these agreements contains a non-competition clause that lasts until the later of September 17, 2003 or one year from the end of employment. Each non-competition clause prohibits the employee from soliciting any entity or person that was our client, customer, employee or consultant at any time from September 17, 1998 to the date Mr. Kahn or Mr. Monheit leaves KCI.

  Mr. Brady. Mr. Brady entered into an employment agreement with us in November 1999, effective as of January 1999. This agreement has a three year term and expires on January 1, 2002. However, Mr. Brady may resign upon 60 days notice. Mr. Brady is entitled to an annual salary of $250,000, subject to annual increases. He is also entitled to an annual bonus of the first $250,000 in pre-tax earnings of our Litigation Services division above $6,300,000 plus 10% of such pre-tax earnings in excess of $6,550,000. If we terminate Mr. Brady's employment without cause, he remains entitled to his salary through the end of the agreement's term. Mr. Brady's agreement contains a non-competition clause that lasts until the later of January 1, 2004 or one year from the end of his employment. This non-competition clause prohibits Mr. Brady from competing with us in any standard metropolitan statistical area or county where we have an office or provide services. The clause also prohibits Mr. Brady from soliciting any entity or person that was our client, customer, employee or consultant at any time from January 1999 to the later of January 1, 2004 or one year from the end of his employment.

  Mr. Baker. Mr. Baker entered into an employment agreement with SEA when we acquired it in September 1998. This agreement has a five year term and expires on September 25, 2003. However, Mr. Baker may resign upon 60 days notice. Mr. Baker is entitled to an annual salary of $300,000, subject to annual increases. He is also entitled to an annual bonus of $25,000 in each year SEA's pre-tax profits equal or exceed $1 million and an additional $25,000 in each year SEA's pre-tax profits equal or exceed $2 million. If we terminate Mr. Baker's employment without cause, he remains entitled to his salary through the end of the agreement's term. Mr. Baker's agreement contains a non-competition clause that lasts until the later of September 25, 2002 or one year from the end of his employment. This non-competition clause prohibits Mr. Baker from competing with SEA or us in any standard metropolitan statistical area or county where we or SEA have an office or provide services. The clause also prohibits Mr. Baker from soliciting any entity or person that was our client, customer, employee or consultant at any time from September 25, 1998 to the date Mr. Baker leaves SEA.

Compensation Committee Report on Executive Compensation

  Compensation Philosophy. Our goal is to design and administer an executive compensation program to (i) attract and retain qualified executive officers,
(ii) reward executive officers for performance in achieving FTI Consulting's business objectives and enhancing stockholder value, (iii) align the executive officers' interests with those of the stockholders, and (iv) provide incentives for the creation of long-term stockholder value. The key elements of executive compensation are base salary, annual incentive and performance bonuses, and equity options. We review and approve FTI Consulting's policies and practices regarding executive compensation, including (a) base salary levels, (b) incentive compensation plans and related performance awards, and
(c) long-term incentives, principally equity option awards.

  We believe that compensation must be competitive, as well as directly and materially linked to FTI Consulting's performance. In administering the compensation program, our objectives include the following: attracting and retaining executive talent, motivating executives to maximize operating performance, measuring performance on both an individual and a company-wide basis, reflecting FTI Consulting's progress in meeting growth and profitability targets, and linking executive and stockholder interests through the grant of stock options and other equity-based compensation.

  The key components of FTI Consulting's executive compensation program have historically consisted of salary, annual incentive bonuses and stock options. The long-term compensation of FTI Consulting's executive officers has consisted primarily of stock options. The short-term compensation has consisted principally of base salary and a cash bonus. Our policy with respect to each of these elements is discussed below.

  Base Salary Levels. We believe that base salary levels at FTI Consulting are reasonably related to the salary levels of executive officers of comparable companies at similar stages of development. The Board and we set base salaries and determined other compensation for 1999 based on those factors. Some of the senior executives have employment agreements that set floors on base salary and other elements of compensation for their contract terms, but we can increase the base salary at any point. We expect that any such increases will take into account such factors as individual past performance, changes in responsibilities, changes in pay levels of companies we consider comparable, and inflation.

  Bonus Awards. FTI Consulting uses performance bonuses to reflect the level of involvement and success of its executive officers in advancing corporate goals. The awards earned depend on the extent to which FTI Consulting and individual performance objectives are achieved. FTI Consulting's objectives consist of operating, strategic and financial goals that are considered to be critical to our fundamental long-term goal of building stockholder value. For fiscal year 1999, these objectives were: (i) evaluating, negotiating, and reaching agreement as to expansion of the business and its prospects, (ii) implementation of the planned growth of FTI Consulting, (iii) continued advances toward project goals in consolidation and management, and (iv) progress in certain financial and administrative activities. In 2000, the Committee awarded approximately $990,000 in bonuses to named officers for 1999.

  Long-Term Incentive Compensation. The Board and stockholders approved the 1997 Plan as the principal means of providing long-term incentives. We believe that the use of equity incentives better aligns the interest of executive officers with those of stockholders and promotes long-term stockholder value than does cash alone. We administer the 1997 Plan, determine the terms of the options and the number of shares of Common Stock subject to option grants, and set significant terms. In setting the grants, we relied on our own experience and that of our financial and other advisers.

  Compensation of the Chief Executive Officer. We use the same procedures described above in setting the annual salary, bonus, and long-term incentive compensation of the chief executive officer (the "CEO"). The Board had established the CEO's salary for this report's period by contract, and we had granted him incentive stock options and nonqualified stock options. He continued to receive formula grants of options under a program we had previously established. In considering the CEO's compensation, we considered FTI Consulting's achievements of some of its performance goals and further considered key subjective factors such as the CEO's work in negotiating and supervising acquisitions, rebuilding a management team, recruiting and retaining highly qualified individuals. In awarding any future long-term incentive compensation, we will consider the CEO's performance, overall contribution to the Company, retention of employees, the number of options not yet exercisable and the total number of options to be granted.

  Compensation Deduction Limit. The Securities and Exchange Commission (the "SEC") requires that this report comment on the Company's policy with respect to a special rule under the tax laws, Section 162(m) of the Internal Revenue Code. That section can limit the deductibility on a Subchapter C corporation's federal income tax return of compensation of $1.0 million to any of the named officers.

  A company can deduct compensation (including from exercising options) outside that limit if it pays the compensation under a plan that its stockholders approve and that is performance-related and non-discretionary. Option exercises are typically deductible under such a plan if granted with exercise prices at or above the market price when granted. Our policy with respect to this section is to make every reasonable effort to ensure that compensation complies with Section 162(m), while simultaneously providing Company executives with the proper incentives to remain with and increase the prospects of the Company. The Company did not pay any compensation with respect to 1999 that would be outside the limits of Section 162(m).

                                          Compensation Committee

                                          Scott S. Binder
                                          James A. Flick, Jr.
                                          Peter F. O'Malley
                                          Dennis J. Shaughnessy

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Messrs. Kahn and Monheit

  Stewart J. Kahn is our President and Chief Operating Officer and serves as a director on our Board of Directors and on the Boards of Directors of Kahn Consulting, Inc. ("KCI") and KCI Management, Inc. ("KCIM"), our subsidiaries. Barry M. Monheit is President of our Expert Financial Services Division and President of KCI and KCIM. We acquired KCI and KCIM on September 17, 1998. Messrs. Kahn and Monheit were stockholders of KCI and KCIM. We acquired KCI and KCIM pursuant to a stock purchase agreement for an aggregate consideration of $20 million, of which $10 million was paid in cash and $10 million was in the form of promissory notes.

  As of March 31, 1999, we and Messrs. Kahn and Monheit and some other holders of these promissory notes agreed to restructure the notes. With regard to Mr. Kahn, $500,000 of his notes were paid as of March 31, 1999; $4.5 million would be due to him on June 30, 2002; $1.5 million of the notes would accrue interest at 6% per year and would be convertible at his option into 300,000 shares of our Common Stock (a conversion rate of $5.00 per share); and $3 million of the notes would accrue interest at 9.25% per year. With regard to Mr. Monheit, $2.3 million of his notes were paid as of March 31, 1999; $1.3 million would be due to him on June 30, 2002; $433,300 of the notes would accrue interest at 6% per year and would be convertible at his option into 86,660 shares of our Common Stock (a conversion rate of $5.00 per share); and $866,700 of the notes would accrue interest at 9.25% per year.

  When we restructured Mr. Kahn's and Mr. Monheit's notes, we issued Mr. Kahn a warrant for 60,000 shares of our Common Stock and Mr. Monheit a warrant for 17,333 shares of our Common Stock. These warrants have an exercise price of $3.21 per share and expire on March 31, 2004.

  On February 4, 2000, we repaid a portion of the outstanding principal under the promissory notes in cash and the remaining portion was exchanged for shares of our Common Stock. Mr. Kahn received $3 million in cash and 338,028 shares of Common Stock in exchange for the remaining unpaid principal balance of $4.5 million under the promissory note. Mr. Monheit received $866,667 in cash and 97,652 shares of Common Stock in exchange for the remaining unpaid principal balance of $1.3 million under the promissory note.

Mr. Baker

  Glenn R. Baker became President of our Applied Sciences Division in 1998. Mr. Baker was Chief Executive Officer and President of SEA and owned 50% of SEA's Common Stock. We acquired SEA for $15.6 million in September 1998. We paid $10 million of the purchase price in cash and the balance in our 7.5% promissory notes. We paid Mr. Baker $5 million in cash and issued him $2.8 million of notes. Mr. Baker's notes were originally due in two principal installments, one of $1.5 million on September 30, 1999, and the other of $1.3 million on September 30, 2000. In June 1999, we and Mr. Baker agreed to reduce Mr. Baker's September 2000 note by $175,000 to $1.14 million as a result of our requiring him to indemnify us from a payment we made on his behalf in settlement of litigation. On February 4, 2000, we repaid the outstanding principal under the promissory notes in cash.

Allied Capital Corporation

  In March 1999, we sold $13 million of our subordinated debentures to Allied Capital Corporation and affiliates. Of this amount, $5.7 million of the debentures were sold to Allied Capital Corporation, and $7.3 million were sold to Allied Investment Corporation, an affiliate of Allied Capital Corporation. One of our directors, Scott S. Binder, is a principal of Allied Capital Corporation. The subordinated debentures bore interest at 9.25% per year through June 2000 increasing to 12% per year from then until March 2004, when they were to mature. The subordinated debentures were secured by a second security interest in all of our assets. We also issued warrants to purchase a total of 392,506 shares of our Common Stock at an exercise price of $3.205 per share to Allied Capital Corporation and Allied Investment Corporation.

  In February 2000, we refinanced our outstanding indebtedness. In connection with the refinancing, we repaid the subordinated debentures issued to Allied Capital Corporation and its affiliates in March 1999 and sold new $30.0 million of subordinated debentures to Allied Capital Corporation and other institutional investors, of which $15.0 million of debentures were purchased by Allied Capital Corporation. The subordinated debentures mature on January 31, 2007, and bear interest at 17% per annum, payable semi-annually. The interest rate of 17% per annum consists of a cash component equal to 12% per annum of principal and a component payable in additional notes equal to 5% per annum of principal. Allied Capital Corporation and the other lenders also received warrants to purchase 670,404 shares of our Common Stock at an exercise price of $4.44 per share that expire on January 31, 2010, of which Allied Capital Corporation received warrants to purchase 335,202 shares of our Common Stock. Under our agreement with Allied Capital Corporation, if we repaid the subordinated debentures issued in March in full before June 30, 2000, the number of shares of our Common Stock issuable on exercise of the warrants would be reduced. Therefore, when we repaid the subordinated debentures issued in March in 2000, Allied surrendered warrants to purchase 130,835 shares of our Common Stock.

Mr. Shaughnessy

  Dennis J. Shaughnessy, one of our directors, is a Managing Director of Grotech Capital Group, Inc. Grotech Capital Group, Inc. and three funds it manages own a total of 519,600 shares of our Common Stock, including shares issuable upon exercise of options and warrants that are currently exercisable. These shares represent about 8.1% of our currently outstanding Common Stock.

Mr. Stamas

  During 1999, Wilmer, Cutler & Pickering LLP, of which George Stamas, a director of FTI Consulting, was a partner, provided legal services to FTI Consulting. During 1999, FTI Consulting incurred legal fees in the aggregate amount of $297,427.

                               OTHER INFORMATION

Company Performance

  The following graph compares the cumulative total stockholder return on our Common Stock from May 8, 1996 (the date the shares of Common Stock were first offered and sold to the public at the initial public offering price of $8.50 per share) through December 31, 1999 with the cumulative total return of The Nasdaq Stock Market ("Nasdaq") Index and a peer group index comprised of Charles River Associates, Inc., Engineering Animation Inc., Esquire Communications Ltd., Exponent Inc., FYI Inc., Hagler Bailly Inc., The Kroll-O'Gara Company, Navigant, Inc. and Profit Recovery Group International Inc. (collectively, the "Peer Group") Index. FTI Consulting's Common Stock price and the price of the Nasdaq Index are published daily. The Peer Group Index was compiled by FTI Consulting as of December 31, 1999. The Peer Group Index in this Proxy Statement contains two changes from the Peer Group Index in last year's Proxy Statement. FTI Consulting removed Lai Worldwide Inc. from the Peer Group Index because the company was acquired by another company that is not in the same line of business as FTI Consulting. Further, Metzler Group Inc. changed its name to Navigant, Inc.

  The graph assumes an investment of $100 in each of FTI Consulting, the Nasdaq Index and the Peer Group on May 8, 1996. The comparison assumes that all dividends, if any, are reinvested into additional shares of Common Stock during the holding period.

                COMPARISON OF 44 MONTH CUMULATIVE TOTAL RETURN*
       AMONG FTI CONSULTING, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                               AND A PEER GROUP

                             [GRAPH APPEARS HERE]

                                           Cumulative Total Return
                              ----------------------------------------------
                              5/8/96    12/96     12/97     12/98     12/99

FTI CONSULTING, INC.          100.00    114.71    147.06     39.71     58.82
PEER GROUP                    100.00     92.83    125.87    202.37    139.03
NASDAQ STOCK MARKET (U.S.)    100.00    109.17    133.77    188.50    340.54

* $100 INVESTED ON 5/8/96 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDED DECEMBER 31.

Section 16(a) Beneficial Ownership Reporting Compliance

  Based on our records and other information, we believe that our directors and officers who are required to file reports under Section 16 reported all transactions in FTI Consulting's shares of Common Stock and derivative securities, including options for shares and warrants for shares, on a timely basis during the fiscal year ended December 31, 1999, except that George P. Stamas filed the Form 5 for the fiscal year ended December 31, 1999 on February 16, 2000 instead of February 14, 2000.

Proposals for the 2001 Annual Meeting

  If you want to include a proposal in the proxy statement for FTI Consulting's 2001 Annual Meeting, send the proposal to FTI Consulting, Inc.,
Attn: Theodore I. Pincus, Executive Vice President and Chief Financial Officer, at 2021 Research Drive, Annapolis, Maryland 21401. Proposals must be received on or before December 27, 2000 to be included in next year's proxy statement. Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as well as the requirements of FTI Consulting's Amended and Restated Articles of Incorporation, as amended, and By-Laws, as amended. FTI Consulting will be able to use proxies given to it for next year's meeting to vote for or against any such proposal at FTI Consulting's discretion unless the proposal is submitted to FTI Consulting on or before March 10, 2001.

                                                                      Exhibit A

FTI CONSULTING, INC.
Audit Committee Charter

Organization

  There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be comprised of at least three directors who are independent of management and FTI Consulting, Inc. (the "Company"). Members of the Audit Committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. All Audit Committee members will be financially literate, and at least one member will have accounting or related financial management expertise.

Statement of Policy

  The Audit Committee shall provide assistance to the directors in fulfilling their responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent auditors and the financial management of the Company.

Responsibilities

  In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

  In carrying out these responsibilities, the Audit Committee will:

  . Obtain the full Board of Directors' approval of this Charter and review and reassess this Charter as conditions dictate (at least annually).

  . Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

  . Have a clear understanding with the independent auditors that they are ultimately accountable to the Audit Committee and the Board of Directors, as the stockholders' representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

  . Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditor's compensation, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.

  . Review with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related company compliance policies.

  . Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

  . Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q (or prior to the press release of results, if possible) to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the committee by the auditors. The chair of the Committee may represent the entire Committee for purposes of this review.

  . Review the financial statements to be contained in the annual report to stockholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

  . Provide sufficient opportunity for the independent auditors and the internal auditor, if any, to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the company's financial, accounting, and internal auditing personnel, if any, and the cooperation that the independent auditors received during the course of audit.

  . Review accounting and financial human resources and succession planning within the Company.

  . Report the results of the annual audit to the Board of Directors. If requested by the Board, invite the independent auditors to attend the full Board of Directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the Audit Committee meeting during which the results of the annual audit are reviewed).

  . On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board of Directors take, appropriate action to ensure the continuing independence of the auditors.

  . Prepare a report of the Audit Committee to be included in the Company's proxy statement for its annual meeting of stockholders, disclosing whether (1) the Committee had reviewed and discussed with management and the independent auditors, as well as discussed within the Committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements; (2) the Committee discussed with the auditors the independence of the auditors; and (3) based upon the Committee's review and discussions with management and the independent auditors, the Committee had recommended to the Board of Directors that the audited financials be included in the Company's annual report on Form 10-K.

  . Include a copy of this Charter in the annual report to stockholders or the proxy statement (effective for year ending December 31, 2000) at least triennially or the year after any significant amendment to the Charter.

  . Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Committee meeting with, the Board of Directors.

  . Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                 PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

                             FTI CONSULTING, INC.

                   THIS PROXY IS SOLICITED ON BEHALF OF THE
          BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE

        The undersigned stockholder(s) of FTI Consulting, Inc. (the "Company") hereby appoints Messrs. Jack B. Dunn, IV and Theodore I. Pincus, and each of them singly, as proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Stockholders of FTI Consulting, Inc. to be held on May 23, 2000, and at any and all adjournments thereof, to vote all shares of common stock of said Company held of record by the undersigned on April 24, 2000, as if the undersigned were present and voting the shares.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                        (TO BE SIGNED ON REVERSE SIDE)

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                             FTI CONSULTING, INC.

                                 May 23, 2000


       (arrow)  Please Detach and Mail in the Envelope Provided  (arrow)

A [X] Please mark your
      votes as in this
      example.

                FOR all nominees       WITHHOLD
                   (except as      AUTHORITY to vote
                  marked to the    for the nominees
                    contrary)       listed at right
1. ELECTION OF        [ ]                 [ ]          Nominees:  James A. Flick, Jr.
   CLASS I                                                        Peter F. O'Malley
   DIRECTORS.

(INSTRUCTIONS: To withhold authority to vote for any
nominee, write the nominee's name on the space provided
below.)
-------------------------------------------------

                                                         FOR   AGAINST   ABSTAIN
2. Ratification of selection of Ernst & Young, LLP to
   serve as independent accountants for FTI              [ ]     [ ]       [ ]
   Consulting, Inc. for the fiscal year ending
   December 31, 2000.

3. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting to the extent permitted by law.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE
MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES
WILL BE VOTED FOR EACH NOMINEE NAMED IN PROPOSAL 1 AND FOR
PROPOSAL 2, AND IN ACCORDANCE WITH THE PROXIES' DISCRETION ON
SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE
MEETING TO THE EXTENT PERMITTED BY LAW.

                                                 I PLAN TO ATTEND THE MEETING  [ ]


SIGNATURE:____________________ SIGNATURE IF HELD JOINTLY:____________________ Date __________, 2000
Note: Please date this Proxy and sign exactly as your name(s) appears hereon. When signing as attorney, administrator, trustee or guardian, please give your full title as such. If there is more than one trustee, all should sign. All joint owners should sign.